UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PARTICLE DRILLING TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTICLE DRILLING TECHNOLOGIES, INC.

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 5, 2008

To the Stockholders of Particle Drilling Technologies, Inc.:

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Particle Drilling Technologies, Inc., a Nevada corporation, will be held on Wednesday, March 5, 2008, at 10:00 a.m., local time, at the offices of Particle Drilling Technologies, Inc., 5611 Baird Court, Houston, Texas 77041 for the following purposes:

(1)            To approve an amendment to our Articles of Incorporation, as amended  (the “Articles of Incorporation”), to increase our authorized capital stock by authorizing 10,000,000 shares of preferred stock.

(2)            To elect six directors to serve until the 2009 Annual Meeting of Stockholders;

(3)            To ratify the selection of UHY, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008; and

(4)            To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on January 22, 2008 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors

Thomas E. Hardisty
Secretary

February 2, 2008

PARTICLE DRILLING TECHNOLOGIES, INC.
5611 Baird Court
Houston, Texas 77041
(713) 223-3031

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Particle Drilling Technologies, Inc. for use at the Annual Meeting to be held on Wednesday, March 5, 2008, at 10:00 a.m., local time, at the offices of Particle Drilling Technologies, Inc., 5611 Baird Court, Houston, Texas 77041 or at any adjournment(s) thereof. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our” or the “Company,” we are describing Particle Drilling Technologies, Inc., a Nevada corporation, and its wholly owned subsidiary. All references in this Proxy Statement to “PDTI” mean Particle Drilling Technologies, Inc., a Delaware corporation, which is our wholly owned operating subsidiary that we acquired in January 2005. Prior to January 2005, we did not have any material operations and we were a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).

The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding our proxy material to beneficial owners of our common stock. This proxy statement and the form of proxy are being mailed to our stockholders on or about February 4, 2008.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) execution and submission of a revised proxy, (b) submitting written notice to our Secretary before the Annual Meeting that you have revoked your proxy or (c) voting in person at the Annual Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares of common stock. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

At the close of business on January 22, 2008, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 31,629,901 outstanding shares of our common stock. Each stockholder is entitled to one vote for each share of common stock. Our common stock is the only class of outstanding securities entitled to notice of and to vote at the Annual Meeting. In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals, also known as a broker non-vote, are considered present at the Annual Meeting and will be counted for the purpose of determining whether a quorum is present.

Our annual report to stockholders for the year ended September 30, 2007, including financial statements, is being mailed with the enclosed proxy to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

AUTHORIZATION OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE

PREFERRED STOCK

(Proposal One)

Currently under the terms of our Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of common stock and no preferred stock.  Our Board of Directors has determined that it is advisable and in our best interests to increase our authorized capital stock by amending our Articles of Incorporation to authorize the creation of preferred stock.  If stockholders approve and authorize this amendment, we intend to file a Certificate of Amendment amending our Articles of Incorporation to authorize preferred stock consisting of up to 10,000,000 shares, $.001 par value per share. The amendment will become effective upon filing the prescribed Certificate of Amendment with the Nevada Secretary of State.  The full text of the proposed amendment to our Articles of Incorporation is attached hereto as Exhibit A.

The preferred stock to be authorized is commonly referred to as “blank check” preferred stock (the “Blank Check Preferred Stock”) because the Blank Check Preferred Stock would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters, as shall be expressed from time to time in the resolution or resolutions providing for the issuance of such preferred stock as adopted by the Board of Directors. As such, the Blank Check Preferred Stock would be available for issuance without further action by our stockholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which our securities are then trading or quoted.

The Board of Directors believes that the creation of Blank Check Preferred Stock is advisable and in our best interests for several reasons. The authorization of the Blank Check Preferred Stock would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred Stock would enable us to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to authorize such class of stock or approve a contemplated stock issuance.

The authorization of the Blank Check Preferred Stock would also afford us greater flexibility in responding to unsolicited acquisition proposals and hostile takeover bids. The issuance of Blank Check Preferred Stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. This could also have the effect of making it more difficult to remove our incumbent management.  If our Board of Directors determines that we have achieved commercial success with our drilling technology, our Board of Directors intends to consider utilizing a portion of the Blank Check Preferred Stock to adopt and implement a stockholder rights plan, which could ultimately be used to prevent or delay an unsolicited acquisition proposal.  Shares of Blank Check Preferred Stock may also be sold to third parties in either a public offering or private placement that indicate that they would support our Board of Directors in opposing a hostile takeover bid. The availability of Blank Check Preferred Stock could have the effect of delaying a change of control and may result in the dilution of your ownership position or the ownership position of any person seeking to acquire control of us.. In addition, the availability of Blank Check Preferred Stock could have the effect of delaying an unsolicited acquisition proposal in which you may desire to participate.  The proposed Blank Check Preferred Stock amendment to the existing Articles of Incorporation is not intended to prevent a takeover of the Company, and our Board of Directors is not aware of any present third party plans to gain control of us.

The actual effect of the issuance of any shares of Blank Check Preferred Stock upon the rights of holders of our common stock cannot be stated until our Board of Directors determines the specific rights of the holders of such Blank Check Preferred Stock. However, the effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, reducing the market price of our common stock, or impairing the liquidation rights of our common stock, without further action by the stockholders. Holders of our common stock currently do not have preemptive rights with respect to the issuance of Blank Check Preferred Stock under Nevada law.  Under the rules of the NASDAQ Capital Market (on which our common stock is currently traded), we generally cannot issue shares of capital stock in connection with a transaction other than a public offering that are convertible into our common stock at a price less than the greater of book or market value representing 20% or more of our common stock outstanding before the issuance without first obtaining approval from our stockholders.

Although we may consider issuing Blank Check Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no agreements or commitments with respect to the issuance of the Blank Check Preferred Stock.

Vote Required

Proposal No. 1 (the approval to amend our Articles of Incorporation to authorize the creation of up to 10,000,000 shares of Blank Check Preferred Stock) will be approved if a majority of the outstanding shares of our common stock are voted “FOR” the proposal. Abstentions and broker non-votes will have the same effect as votes “AGAINST” Proposal No. 1.  Unless otherwise instructed, the enclosed proxy will be voted FOR Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL FOR US TO AMEND OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE CREATION OF UP TO 10,000,000 SHARES OF BLANK CHECK PREFERRED STOCK AS DESCRIBED IN THIS PROPOSAL NO. 1.

ELECTION OF DIRECTORS

(Proposal Two)

Six directors are to be elected to our Board of Directors at the Annual Meeting. Each director will serve until his successor shall have been elected and qualified or until their earlier death or resignation. Each of the nominees for director currently serves as a director of the Company.

Vote Required

The affirmative vote of the holders of a plurality of our common stock present in person or by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of directors. Accordingly, abstentions and “broker non-votes” will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL SIX OF OUR NOMINEES.

Director Nominees

The names of the six nominees and certain information concerning each of them as of January 22, 2008, are set forth below.  In connection with our acquisition of PDTI in January 2005, the directors of PDTI became the directors of our Company.

Name	Age	Position with PDTI
Ken R. LeSuer	72	Chairman of the Board and Director
Jim B. Terry	54	President, Chief Executive Officer and Director
John D. Schiller, Jr.	48	Director
Michael S. Mathews	67	Director
Hugh A. Menown	49	Director
Byron Dunn	50	Director

Ken R. LeSuer  was elected Chairman of PDTI in December 2004 after serving as Vice Chairman of PDTI since June 2004. Mr. LeSuer retired in 1999 as Vice Chairman of Halliburton Company. Since his retirement from Halliburton in 1999, Mr. LeSuer has been a private investor. Prior to becoming the Vice Chairman of Halliburton in May 1997, Mr. LeSuer served as both the President and CEO of Halliburton Energy Services from March 1994 to September 1996 and as President and CEO of Halliburton Energy Group from September 1996 to May 1997. He also served as President and CEO of three Halliburton units during his tenure. Mr. LeSuer began his career with Halliburton as an engineer-in-training in 1959. From 1965 through 1982, he served in managerial positions in Asia Pacific and Europe/Africa and was serving as vice president of Europe/Africa before returning to Duncan, Oklahoma to assume the position of vice president of International Operations in 1982.

Mr. LeSuer is a member of the Texas A&M University Petroleum Engineering Industry Board, as well as the TAMU Dwight Look College of Engineering External Advisory and Development Council. He has served as Vice President Services Division of the International Association of Drilling Contractors, and is or at one time was a member of numerous petroleum and geological engineering societies, including the Society of Petroleum Engineers, the American Petroleum Institute, the National Ocean Industries Association, and the Petroleum Equipment Suppliers Association. Mr. LeSuer received his bachelor’s degree in petroleum engineering from Texas A&M University in 1959. Mr. LeSuer is also a director of Horizon Offshore, Inc. (NNM: HOFF).

Jim B. Terry  has served as our President and Chief Executive Officer and as a Director since January 23, 2006. From January 2003 until September 2005, Mr. Terry served as Vice President, Drilling Services for Weatherford International, one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry, where he led the effort to consolidate, develop and improve the performance of well construction products and services by strategically aligning synergistic product lines in order to improve both their financial and operational performance. His duties at Weatherford included responsibility for all phases of new product and service development from inception through commercialization, which in some cases included securing project funding from customers. From September 2005 to January 2006, Mr. Terry served as a consultant to the oil and gas drilling services industry.

From March 1994 until January 2003, Mr. Terry was employed by Halliburton Company, the last three of those years as Director—Advanced Well Construction Systems where he was the lead inventor of a step change advanced well construction system. During this time, he was responsible for all phases of this project which included research and development, engineering, prototyping, field trials and commercialization. During his first six years at Halliburton, he served in various management capacities ranging from new product introduction to regional operations management. During this time he was responsible for, among other things, much of Halliburton’s consolidation effort following its acquisition of Smith International’s Drilling Services Division.

Prior to joining Halliburton in March 1994, Mr. Terry served as Regional Vice President for Smith International in Singapore. He was responsible for all of Smith’s activities in the Asia Pacific, Middle East and East Africa regions.

Mr. Terry began his career at Eastman Whipstock, which was acquired by Baker Hughes in 1990. Following Baker Hughes’ acquisition of Eastman Whipstock in 1990, Mr. Terry joined Smith International.

Mr. Terry graduated in 1978 from San Francisco State University with a BA in Business and is a member of the Society of Petroleum Engineers, the Independent Petroleum Association of America, the American Association of Drilling Engineers and the International Association of Drilling Contractors.

John D. Schiller, Jr. has served as a Director of PDTI since May 2004.  Between December 2004 and November 2005, Mr. Schiller acted as interim chief executive officer of our Company.  Since July 2005, Mr. Schiller has served as Chairman and CEO of Energy XXI (Bermuda) Limited.  Between December 2003 and December 2004, Mr. Schiller pursued personal interests and private investment opportunities. From April 2003 to December 2003, Mr. Schiller served as Vice President, Exploration & Production, for Devon Energy with responsibility for domestic & international activities. Before joining Devon Energy, Mr. Schiller was Executive Vice President, Exploration & Production, for Ocean Energy, Inc. from 1999 to April 2003, with responsibility for Ocean’s worldwide exploration, production and drilling activities. Mr. Schiller joined Ocean Energy from Seagull Energy in September 1998, where he served as Senior Vice President of Operations, prior to the merger of the two companies in March of 1999. From 1985 to 1998, Mr. Schiller served in various positions with Burlington Resources, including as Corporate Acquisition Manager. From 1981 to 1985, Mr. Schiller was a staff engineer at Superior Oil.  Currently, Mr. Schiller serves as the Chairman and Chief Executive Officer of Energy XXI (Bermuda) Limited and serves on the Board of Directors of the Escape Family Resource Center, a charitable organization.

Mr. Schiller is currently a member and Past Chairman of the Texas A&M Petroleum Engineering Industry Board. Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering in 1981.

Michael Mathews  has served as a Director of PDTI since June 2004. Mr. Mathews is managing director of Westgate Capital Co., a firm he founded in 1993 to identify and structure investment opportunities on behalf of private investors. Mr. Mathews served on the Board of Petroleum Geo-Services (PGS) from 1993 until September 2002. From 1998 to 2002, he served as Vice Chairman of PGS and held the position as Chairman of the Compensation Committee and was a member of the Audit Committee. From 1989 to 1992, Mr. Mathews served as managing director of Bradford Ventures Ltd., a private investment firm involved in equity investments, including acquisitions. Prior to 1989, he was president of DNC Capital Corporation and senior vice president and director of its parent, DNC America Banking Corp., the US subsidiary of Den Norske Credit Bank Group, where he directed merchant banking and investment activity in North America and founded and acted as senior advisor to Nordic Investors Limited, N.V., a private venture capital fund. Previously, Mr. Mathews was a Vice President in Corporate Finance at Smith Barney and prior to that he was an associate with the New York law firm of White & Case. Mr. Mathews received an A.B. from Princeton University in 1962 and received a J.D. from the University of Michigan Law School in 1965. Mr. Mathews is also a Director and Vice Chairman of Apptix ASA (OSE: APP).

Hugh A. Menown  has served as a Director of PDTI since June 2004. Mr. Menown has over 27 years of experience in mergers & acquisitions, auditing and managerial finance. In May 2007, Mr. Menown joined Energy XXI (Bermuda) Limited as the Chief Accounting Officer.  From January 2006 to May 2007, Mr. Menown worked as an independent consultant.  From June 1999 through December 2005, Mr. Menown worked with Quanta Services, Inc. (“Quanta”) (NYSE: PWR) as a financial consultant. Mr. Menown performed due diligence on a number of Quanta’s acquisitions and has served as Chief Financial Officer for two of their operating companies, most recently North Houston Pole Line, L.P. located in Houston, Texas. Prior to serving as a financial consultant to Quanta, Mr. Menown was a Partner in the Houston office of PricewaterhouseCoopers, LLP where he led the Transaction Services Practice providing due diligence, mergers & acquisition advisory and strategic consulting to numerous clients in various industries. Mr. Menown also worked in the Business Assurance Practice providing audit and related services to clients. Mr. Menown is a Certified Public Accountant.

Byron Dunn  has served as a Director since November 2007.  Mr. Dunn has served as the President and Chief Executive Officer of IDM Group since December 2007.  From September 2005 to December 2007, Mr. Dunn has served as Senior Vice President, Corporate Development of Harvest Natural Resources, Inc., an independent energy company engaged in the acquisition, development, production and disposition of oil and natural gas properties. Mr. Dunn previously served on Harvest’s Board of Directors and was a member of the Audit and Compensation committees.   From 2003 through 2005, Mr. Dunn was with National Oilwell, Inc., as Vice President, Corporate

Business Development. In that capacity he chaired the National Oilwell/Varco integration team, served as President of Eastern Hemisphere Rig Solutions, and Chairman of the Board of TTS Marine ASA, a Bergen Norway ship’s equipment manufacturer. From 1997 to 2003, Mr. Dunn held increasingly responsible roles in UBS global energy and power investment banking group. Earlier in his career, Mr. Dunn was Manager of Upstream Business Development and Acquisitions for Phibro Energy and production and reservoir engineer for Chevron USA.   Mr. Dunn holds a Bachelor of Science degree in Chemical Engineering from the Illinois Institute of Technology, a Master of Business Administration degree with a specialization in finance from the University of Chicago, and is a Chartered Financial Analyst. Mr. Dunn is a member of the Board of Directors of Citizens National Bank.

Directors’ Meetings and Committees of the Board of Directors

The Board of Directors held ten meetings during fiscal 2007. During fiscal 2007, each of the directors other than Michael Mathews, John Schiller and Steve Weyel attended all of (i) the meetings of the Board of Directors held during the period that such director served as a director and (ii) the meetings held by each committee of the Board of Directors on which such director served during the period that such director so served.  Michael Matthews and Steve Weyel were unable to attend the annual meeting of stockholders and the annual meeting of the Board of Directors and its committees on March 5, 2007 and Mr. Schiller was unable to attend a telephonic meeting held by the Compensation Committee on July 27, 2007.

During fiscal 2007, Hugh Menown took a position as the Chief Accounting Officer at Energy XXI (Bermuda) Limited.  Due to such a high concentration of board members employed by Energy XXI (Bermuda) Limited, Mr. Weyel resigned as a board member of our Company effective August 2007.

The Board of Directors has adopted a policy that requests each of the directors attend all of the annual and special meetings of shareholders of the Company.   All of our Directors attended the 2007 annual shareholder’s meeting except for those listed above.

Our Board of Directors has determined that Messrs. LeSuer, Schiller, Mathews, Menown and Dunn are, and Mr. Weyel previously was, “independent,” as that term is defined by the listing standards of the NASDAQ.  Prior to December 12, 2006, our Board of Directors had determined that Mr. Schiller was not independent.  This was because Mr. Schiller served as interim President and Chief Executive Officer of our company and PDTI from December 2004 until November 14, 2005.  During that time, Mr. Schiller received compensation in the form of additional grants of restricted stock for serving as an interim executive officer.  Because of modifications to the NASDAQ rules in 2006 related to the definition of an independent director, our Board of Directors re-evaluated this determination with respect to Mr. Schiller in December 2006.  As a result of this evaluation, our Board of Directors determined that Mr. Schiller is now an independent director under the rules and regulations of the NASDAQ.  In making the independence determinations with respect to our directors, our Board of Directors considered transactions and relationships between each director or his immediate family and our Company.  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  The Board of Directors concluded that any such relationships and transactions during the past three years were not material and that any such transactions were at arm’s-length.  As a result of this review, the Board of Directors affirmatively determined based on its understanding of such transactions and relationships that the directors named above, other than Mr. Terry, satisfy the independence requirements as defined by the listing standards of the NASDAQ.

The Board of Directors has the following standing committees:

Audit Committee.   Our Board of Directors has a separately-designated standing Audit Committee, which committee consists of Messrs. Menown, Mathews and Dunn. Mr. Menown serves as Chairman of the Audit Committee. The Board of Directors has made the following determinations related to the Audit Committee:

•                  Messrs. Menown, Mathews and Dunn satisfy the independence requirements as defined by the NASDAQ rules and as set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

•                  Each member of the Audit Committee is “financially literate” as the Board of Directors, in its business judgment, interprets such qualification.

•                  Mr. Menown qualifies as an “audit committee financial expert” based on the definition and additional expertise factors outlined by the Securities and Exchange Commission. Mr. Menown acquired the attributes to qualify as an “audit committee financial expert” through his experience as a Partner with PricewaterhouseCoopers LLP where he had extensive exposure to and obtained a working knowledge of generally accepted accounting principles and financial statements. Mr. Menown is also a Certified Public Accountant.

Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee met four times during fiscal 2007 and operates pursuant to a written charter, which was adopted February 3, 2005 and amended on May 31, 2005.

The Audit Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Audit Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Messrs. Mathews, LeSuer and Schiller met four times during fiscal 2007. Mr. Mathews is the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Mathews, LeSuer and Schiller satisfy the independence requirements as defined by the listing standards of the NASDAQ.

The Nominating and Corporate Governance Committee is responsible for (1) reviewing the appropriate size, function and needs of the Board of Directors, (2) developing the Board’s policy regarding tenure and retirement of directors, (3) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof, (4) identifying and recommending to the Board for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the Committee and the Board, (5) overseeing the evaluation of management and the Board, and (6) monitoring and making recommendations to the Board on matters relating to corporate governance.

The Nominating and Corporate Governance Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Nominating and Corporate Governance Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Qualification and Nomination of Director Candidates. The Nominating and Corporate Governance Committee has the responsibility under its charter to recommend nominees for election as directors to the Board of Directors. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, it may consider, among other factors, whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.

The Nominating and Corporate Governance Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided the procedures set forth below are followed. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors.

Recommendation of Director Candidates by Stockholders. Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating and Corporate Governance Committee by sending a written request to our Corporate Secretary at our principal executive offices at 5611 Baird Court, Houston, Texas 77041 not earlier than the 150th calendar day and not later than the 120th calendar day before that date which is the first anniversary of the date of the proxy statement released to security holders in connection with the preceding year’s annual meeting. The written request must include the candidate’s name, age, business address, residence address, principal occupation or employment, citizenship, biographical information and qualifications and the class and number of shares of capital stock of the Company held by the candidate. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from time to time by the Nominating and Corporate Governance Committee from the nominee or the stockholder.

Nomination of Directors by Stockholders. The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting provided they comply with the requirements set out in our bylaws and, for their proposals to be included in the proxy, with the proxy requirements under Regulation 14A of the Securities Exchange Act of 1934.

Under our current bylaws, stockholder nominations may be made only by a stockholder at the time of giving notice who is entitled to vote for the election of directors and who delivers a written notice not less than 35 days prior to the meeting; provided, however, that in the case of an annual meeting and in the event that less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to our stockholders, notice by a stockholder to be timely must be received by us no later than the earlier of (1) the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made (whichever first occurs) or (2) two days prior to the date of the meeting. Such written notice shall be delivered to our principal executive offices at 5611 Baird Court, Houston, Texas 77041, Attn: Corporate Secretary. Any notice of nominations for the election of directors must set forth the information concerning the stockholder giving the notice and each nominee as required by our bylaws.

Compensation Committee. The Compensation Committee, which consists of Messrs. LeSuer, Schiller and Menown met six times during fiscal 2007. Mr. LeSuer is the Chairman of the Compensation Committee. The Board of Directors has determined that Messrs. LeSuer, Schiller and Menown satisfy the independence requirements as defined by the listing standards of the NASDAQ and Rule 16b-3 under the Securities Exchange Act of 1934.

Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for certain of our executive officers and administer our employee benefit and stock option plans.

The Compensation Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Compensation Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

Stockholder Communications with Directors

The Board of Directors desires to provide a method by which security holders may communicate with the Board of Directors, individual directors and committees of the Board of Directors. Security holders may communicate in writing with members of the Board of Directors at any time by mail addressed to our Corporate Secretary at our principal executive offices, 5611 Baird Court, Houston, Texas 77041. Security holders should clearly indicate on the envelope the intended recipient of the communication and that the communication is a “Security Holder Communication.”

All such communications received by the Corporate Secretary will be forwarded to the recipient designated on the envelope. The Corporate Secretary will not review or pre-screen any security holder communications. All communications designated for the Board of Directors will be forwarded to the Chairman of the Board. All communications designated to a particular committee of the Board of Directors will be forwarded to the chairman of that committee. All communications designated to a director will be forwarded to that director.

To report any issues relating to our accounting, accounting controls, financial reporting or other practices, security holders may also call the confidential hotline at 877-809-2070. All calls will remain anonymous.

These policies and procedures are not intended to alter or amend the requirements a security holder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee as set forth in our bylaws, the criteria and procedures regarding director nominations of the Nominating and Corporate Governance Committee and/or Rule 14a-8 of the Securities Exchange Act of 1934 to the extent applicable.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock of the company beneficially owned as of January 21, 2008 by (1) those persons or any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by our company to beneficially own more than 5% of our common stock, (2) each named executive officer and director of our company, and (3) all directors and executive officers of our company as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following table includes shares of restricted stock of our company held by our executive officers and directors over which they have voting power but no investment power. The following percentage information is calculated based on 31,629,901 shares of common stock that were outstanding as of January 21, 2008. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

Greywolf Capital Management LP(1)	3,338,855		10.6%
John D. Schiller, Jr. (2)	1,851,667	(4)	5.7%
J. Chris Boswell	1,825,807	(7)	5.6%
LC Capital Master Fund, Ltd.(3)	1,734,300		5.5%
Thomas E. Hardisty	1,477,667	(6)	4.6%
Jim B. Terry	810,500	(5)	2.6%
Gordon Tibbitts	334,167	(8)	1.0%
Ken R. LeSuer	190,000	(9)	*
Michael S. Mathews	95,000	(10)	*
Hugh A. Menown	95,000	(10)	*
Byron Dunn	5,000	(11)	*
Directors and executive officers as a group (9 persons)	6,684,808	(4)-(11)	20.2%

*                    Less than 1%

 (1)   Address: c/o Joe McInnis, 4 Manhattanville Road, Suite 201, Purchase, NY 10577-2119.  We have been advised that the shares are owned directly by Greywolf Capital Partners II LP (“Greywolf Capital II”) and by Greywolf Capital Overseas Fund (“Greywolf Overseas”). Greywolf Advisors LLC (the “General Partner”), as general partner to Greywolf Capital II, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II. Greywolf Management LP (“Investment Manager”), as investment manager of Greywolf Overseas and Greywolf Capital II, may be deemed to be the beneficial owner of all such shares owned by Greywolf Overseas and Greywolf Capital II. Greywolf GP LLC (the “Investment Manager General Partner”), as general partner of the Investment Manager, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II and Greywolf Overseas. Jonathan Savitz

(“Savitz”), as the senior managing member of the General Partner and as the sole managing member of the Investment Manager General Partner, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II and Greywolf Overseas. Each of the General Partner, the Investment Manager, the Investment Manager General Partner and Savitz hereby disclaims any beneficial ownership of any such shares. The address of the principal business office of (i) Greywolf Capital II, General Partner, Investment Manager and Investment Manager General Partner is 4 Manhattanville Road, Suite 201, Purchase, NY 10577 and (ii) Greywolf Overseas is 6 Front Street, Hamilton, HM11 Bermuda.

(2)             Address: 1021 Main Street Suite 2626 Houston, Texas 77002.

(3)             Address: c/o Lampe Conway, 680 Fifth Avenue, Suite 1202, New York, New York 10019. Richard F. Conway has sole voting and investment power with respect to the shares of common stock held by LC Capital Master Fund, Ltd.

 (4)          Includes 70,000 shares of restricted stock and 724,167 shares of common stock that Mr. Schiller may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(5)             Includes 650,000 shares of restricted stock and 125,000 shares of common stock that Mr. Terry may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(6)             Includes 30,000 shares of restricted stock and 631,667 shares of common stock that Mr. Hardisty may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(7)             Includes 30,000 shares of restricted stock and 746,667 shares of common stock that Mr. Boswell may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(8)             Includes 334,167 shares of common stock that Mr. Tibbitts may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(9)             Includes 30,000 shares of restricted stock and 145,000 shares of common stock that Mr. LeSuer may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(10)       Includes 15,000 shares of restricted stock and 72,500 shares of common stock that each of Messrs. Mathews and Menown may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(11)       Consists of 5,000 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership concerning the common stock with the Commission and to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2007 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2007, and any representations furnished to us that no Form 5 is required, we believe that all such forms required to be filed were timely filed, as necessary, by the officers, directors and security holders required to file the same during the fiscal year ended September 30, 2007.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2007, Messrs. LeSuer, Schiller and Menown served on the Compensation Committee of our Board of Directors. None of Messrs. LeSuer nor Menown has ever been an officer or employee of Particle Drilling Technologies, Inc. Mr. Schiller served as the Company’s interim President and Chief Executive Officer from December 2004 until November 2005.  None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Except as described under the heading “Employment Agreements” below, our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by our Board at its first meeting following each annual meeting of stockholders.  In connection with our acquisition of PDTI in January 2005, the officers of PDTI became the officers of our Company.  Our executive officers include the following individuals as of January 22, 2008:

Jim B. Terry, age 54,  has served as our President and Chief Executive Officer since January 23, 2006. Biographical information about Mr. Terry can be found above under the heading “Election of Directors – Director Nominees.”

J. Chris Boswell, age 46, has served as Senior Vice President and Chief Financial Officer of PDTI since June 2004. Mr. Boswell had previously served as Director and Senior Vice President and Chief Financial Officer of Particle Drilling, Inc. from August 2003 until it was merged into PDTI in June 2004. He also served as a Director of PDTI from June 2004 until March 2006. From October 2002 until August 2003, Mr. Boswell was a private investor. Mr. Boswell has over 20 years of experience in financial management focused in the energy industry and began his career as a Certified Public Accountant at Arthur Andersen & Co. and later served in management positions with Price Waterhouse in Houston, Texas. He served as Senior Vice President and Chief Financial Officer of Petroleum Geo-Services ASA (“PGS”) from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. Subsequent to Mr. Boswell’s departure and following a change of control within PGS, the new management of PGS filed for bankruptcy protection in July 2003 in order to restructure PGS’s debt portfolio. The restructuring was successfully completed and PGS emerged from bankruptcy in October 2003. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration company (NYSE: SKE), which was sold to Norsk Hydro ASA (NYSE:NHY) in 2005 for approximately $2.45 billion. Mr. Boswell is a 1984 graduate of the University of Texas at Austin.

Thomas E. Hardisty, age 46, has served as Senior Vice President, Corporate Development of PDTI since June 2004. Mr. Hardisty had previously served as Director and Senior Vice President, Corporate Development of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. He also served as a Director of PDTI from June 2004 until March 2006 and of our Company from January 2005 until March 2006.  Mr. Hardisty has over 21 years of experience in the oil and gas industry, primarily in the area of land management, contracts and corporate development. From January 2001 until June 2003, Mr. Hardisty was Vice President, Land of Shoreline Partners LLC, an independent exploration company and from January 2000 until January 2001, Vice President, Land of Benz Resources LLC, a consulting firm charged with managing certain exploration properties acquired by Harken Energy Corporation. From May 1999 until January 2000, Mr. Hardisty was a Land Manager for Texstar Energy Inc. responsible for divesting certain of the company’s exploration projects in the Texas Gulf Coast and Mississippi areas. From 1994 until May 1999, Mr. Hardisty was Division Landman for PetroCorp Inc. responsible for company land positions, contract negotiations and partner relations in exploration and development projects in PetroCorp’s Gulf Coast, Rockies and Canada Division. From 1984 until 1994, Mr. Hardisty was a land consultant and later Senior Project Manager for Roger A. Soape Inc. in Houston, Texas. Mr. Hardisty graduated from the University of Texas at Austin in 1984 with a BBA in Petroleum Land Management. He is a member of the American Association of Drilling Engineers (AADE), International Association of Drilling Contractors (IADC), the American Association of Professional Landmen (AAPL) and the Houston Association of Professional Landmen (HAPL). Mr. Hardisty

formerly served as a Director of HAPL and is past Chairman of the HAPL Ethics Committee and past Chairman of HAPL Membership Committee.

Gordon Tibbitts, age 60, has served as Vice President of Technology of PDTI since June 2004, and served as Vice President of Technology of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. Prior to joining Particle Drilling, Inc., Mr. Tibbitts was Vice President of Technology for ProDril Services Inc. from October 2002 until June 2003. From April 2000 until October 2002, Mr. Tibbitts was an in-house engineering consultant on drilling and coring activities for TerraTek Drilling & Completions Research Laboratory. Mr. Tibbitts was employed from May 1999 until April 2000 by Pro Steel Inc as Chief Operating Officer. Prior to that time and for the majority of his career, Mr. Tibbitts worked for Hughes Christensen, one of the world’s largest makers of oil and gas drilling bits. While at Hughes Christensen, Mr. Tibbitts held the title of Director of Research and Development from 1987 until October 1998 and was responsible for managing and directing world-wide research, development, and technical support through research groups in Houston, Salt Lake City and Tulsa. He directed and managed the building of a world-class drilling research laboratory in Houston and a drilling operation in Oklahoma dedicated to field-testing and development of downhole tools. Mr. Tibbitts has over 30 years of experience in the upstream oil and gas industry, including 17 years in engineering, research, and development management. Mr. Tibbitts holds over 70 patents related to drilling, coring, and diamond cutting tools. His work has been published by the Society of Petroleum Engineers, International Association of Drilling Contractors, Society of Core Analysts, and the Journal of Petroleum Technology. Mr. Tibbitts graduated from the University of Utah with a Bachelors degree in Mechanical Engineering.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis section discusses the compensation programs and policies for our executive officers and the Compensation Committee’s role in the design and administration of these programs and policies and in making specific compensation decisions for our executive officers and key employees, including our “named executive officers,” which consist of Jim B. Terry, our President and Chief Executive Officer, J. Chris Boswell, our Senior Vice President, Chief Financial Officer and Treasurer, Thomas E. Hardisty, our Senior Vice President of Corporate Development and Secretary and Gordon E. Tibbitts, our Vice President of Technology.

Philosophy

Our executive compensation program is designed to motivate, reward, attract and retain the management deemed essential to our success.  The program seeks to align executive compensation with our corporate objectives, business strategy and financial performance.  In applying these principles, we seek to:

•                  reward executives for long-term strategic management and the enhancement of stockholder value;

•                  support an environment that rewards performance with respect to our goals, as well as our performance relative to industry peers;

•                  integrate compensation programs with our short and long-term strategic plans;

•                  attract and retain key executives critical to our long-term success; and

•                  align the interests of executives with the long-term interests of stockholders through equity awards.

We use each element of compensation to satisfy one or more of these compensation objectives, and each element is an integral part of and supports our overall compensation objectives.  We strive to offer our executive officers compensation and benefits that are attractive and competitive in the marketplace for executive talent.

Administration

Our executive compensation program is administered by the Compensation Committee, which is comprised of Messrs. LeSuer, Schiller and Menown.  Mr. LeSuer is the Chairman of the Compensation Committee.  The Board of Directors has determined that Messrs. LeSuer, Schiller and Menown satisfy the independence requirements as defined by the listing standards of the NASDAQ and Rule 16b-3 under the Securities Exchange Act of 1934.

Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for our executive officers and administer our employee benefit and stock option plans.   The Compensation Committee reviews and approves the specific base salary and bonus compensation of our named executive officers.  Typically, the President and Chief Executive Officer and the Chief Financial Officer are requested to present to the Compensation Committee industry compensation data based on public filings as well as the calculations required to support achievement of goals established by the Compensation Committee.  These executive officers do not participate in the deliberation process of the Compensation Committee.  Our executive officers participate in the review and award process for other key employees who are not executive officers.

Compensation Program Benchmarking

The Compensation Committee selected  twelve companies that operate in the oilfield services industry against which to compare our executive compensation program.  These companies consist of Dawson Geophysical Company, Oyo Geospace Corporation, Horizon Offshore, Inc., NATCO Group, Inc., Allis Chalmers Energy, Inc., AZZ, Inc., Core Laboratories NV, Electromagnetic GeoServices ASA, Superior Energy Services, Inc., W-H Energy Services, Inc., Weatherford International, Inc., and Halliburton Company.  We refer to these twelve companies collectively as our “Peer Group.”  Although many of these companies are larger and more established than our company, we require personnel with comparable levels of experience.  As a result, we must offer compensation that is generally competitive with larger and more established companies listed in our Peer Group in order to compete for personnel with the high level of experience and expertise we require.  The Compensation Committee reviews this Peer Group composition on an annual basis.  The Compensation Committee may elect to modify the Peer Group for future periods to reflect best practices in executive compensation or changes in our business or the business of other companies, in and outside the Peer Group.

Compensation Program Components

An executive’s compensation typically consists of:

•                  base salary paid in cash;

•                  annual incentive compensation paid in cash;

•                  long-term incentive awards comprised of restricted stock and stock options;

•                  severance and change in control arrangements; and

•                  other employee benefits.

The balance among these components is established annually by the Compensation Committee and is designed to recognize past performance, retain key employees and encourage future performance.   The particular elements of the compensation programs for our executive officers are set forth in more detail below.

Base Salary.   Base salaries are primarily determined by the Compensation Committee at levels the Compensation Committee deems necessary or appropriate to attract the level of competence required for the position.   The Compensation Committee reviews base salaries annually and considers the base salaries paid by the Peer Group in its decision-making process.  The Compensation Committee also takes into account industry and market conditions, the executive’s salary history, level of responsibility, breadth of knowledge, past performance, credentials and experience, as well as his or her perceived future importance to us.   The Compensation Committee believes that base salaries for our executive officers are competitive and within a low to median range of our Peer Group and considers them reasonable and necessary to achieve the objectives of our executive compensation program.  It is the intent of the Compensation Committee to continue to review and assess base salary levels in order to maintain our competitive position relative to the Peer Group.

         Annual Incentive Compensation.   We provide incentive compensation to our executive officers and key employees in the form of annual cash bonuses that are paid based upon financial and operational achievements during the preceding fiscal year.   Our annual incentive compensation program is primarily intended to motivate our executive officers to achieve certain short-term strategic objectives established  by the Compensation Committee on an annual basis.  We also believe our annual incentive compensation program is an important part of our overall compensation program to attract and retain executive talent as discussed above.  In 2007, the Bonus Plan, as approved by the Compensation Committee, set forth certain objectives for management revolving around the commercialization of the PID technology and the development of a new particle injection system.  The 2008 Bonus Plan, which has been approved by the Compensation Committee, also sets forth objectives for management that revolve around the commercialization of the PID technology, achieving first revenue and generating positive cash flow from the business.  For fiscal 2007, the Compensation Committee exercised its discretion and determined that the Company was not in a financial position to pay cash bonuses even though some performance evaluation criteria had been met. As such, no bonuses were paid for 2007 to our executive officers or to our employees.

          Our cash bonus awards are linked to the achievement of the performance goals described above and are designed to put a significant portion of total compensation at risk. The Compensation Committee has established a bonus target for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact our success. Individual executive officer bonus targets range from 40% to 80% of base salary, except the President and Chief Executive Officer’s bonus, whose target ranges from 50% to 100% of base salary.

         Long-term Incentive Awards.   From time to time, we also provide long-term incentive compensation to our executive officers and key employees through equity awards pursuant to one of the 2004, 2005 and 2007 Stock Incentive Plans. The use of equity awards is intended to provide incentives to our executive officers and key employees to work toward our long-term goals. Equity awards are not granted by the Compensation Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision by the Compensation Committee to grant an equity award is based on the perceived incentive that any such grant will provide and the benefits that the grant may have on long-term stockholder value. The determination by the Compensation Committee of the number of shares granted is based on the level and contribution of the intended recipient as well as an analysis of the intended recipient’s stock ownership position relative to other executive officers within our company. Consideration is also given by the Compensation

Committee to the anticipated contribution of the business operations for which the intended recipient has responsibility to overall stockholder value.

During fiscal 2007, the Compensation Committee awarded both options as well as restricted shares as reflected in the table below. A total of 735,000 restricted shares and 615,000 options have been awarded to named executive officers during the last three fiscal years.

2007
Name	Restricted Shares (1)	Options (2)
Jim B. Terry	525,000	75,000
J. Chris Boswell	—	—
Thomas E. Hardisty	—	—
Gordon Tibbitts	—	—

(1)  With respect to 129,250 shares, the restrictions lapse on the date we file our first quarterly or annual report with the Securities and Exchange Commission in which we report Adjusted EBITDA (as defined in the award agreement) for a fiscal quarter that is greater than $0; with respect to 200,000 shares, the restrictions lapse on the date we consummate a strategic transaction with a third party that the Compensation Committee, in its sole discretion, determines satisfies certain criteria described in the award agreement; and with respect to 170,750 shares, the restrictions lapse on the date we file our first quarterly or annual report with the Securities and Exchange Commission in which we report, for two consecutive fiscal quarters, cumulative revenues in an amount equal to or greater than $1.0 million, in the aggregate.  With respect to 25,000 shares, restrictions lapse in one-third increments on each of the first, second and third anniversaries of the date of grant, October 24, 2006.

(2)       Options vest in 1/3 increments on October 24 in each of the years 2007, 2008 and 2009.

The stock options which have been granted in fiscal 2007 and are currently outstanding are subject to vesting in one-third increments on each of the first, second and third anniversaries of the date of grant, October 24, 2006 and have exercise prices based on the market price of the underlying common stock at the date of grant.

Severance and Change in Control Arrangements.   We have entered into Employment Agreements with each of our executive officers that contain severance and change of control arrangements.  The purpose of these Employment Agreements is to (i) ensure the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control; (ii) diminish any distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control; and (iii) provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of our Peer Group.  As discussed above, it is important that the terms of these Employment Agreements are competitive with the terms of similar agreements that are found in the market place based on compensation packages of our Peer Group to retain quality key employees. The benefits that each of our named executive officers will receive in the event of termination or upon a change of control are described below under “—Potential Payments upon Termination or Change in Control.”

The Employment Agreements for the President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Senior Vice President of Corporate Development and Secretary are effective for a three-year term and are automatically renewed for a one-year term on the anniversary date, such that these agreements are always for a three-year term upon each annual renewal.  The agreement for the Vice President of Technology is effective for a one-year term and is automatically renewed for a one-year term on the anniversary date.  Please see “—Employment Agreements.”

Benefits.   Our executive officers may also participate in our 401(k) plan on the same terms as other employees for which we automatically contribute 3% of the employee’s base salary.  We also offer medical, dental and term life insurance.  In addition, Messrs. Terry, Boswell, Hardisty, and Tibbitts each have life insurance policies for which we pay the annual premiums of $9,920, $2,870, $2,946, and $1,819, respectively.

Fiscal 2007 Executive Compensation

Determination of Fiscal 2007 Base Salary

During fiscal 2006, the Compensation Committee approved fiscal 2007 base salaries for the named executive officers. The Compensation Committee considered relevant industry and market data derived from our Peer Group when making its determination. Based on the Compensation Committee’s analysis of this information, the Compensation Committee determined the following fiscal 2007 base salaries were reasonable:

Name	Title	Fiscal 2007 Base Salary
Jim B. Terry	President and Chief Executive Officer	$240,000
J. Chris Boswell	Senior Vice President and Chief Financial Officer	220,000
Thomas E. Hardisty	Senior Vice President of Business Development and Secretary	180,000
Gordon Tibbitts	Vice President of Technology	130,000

Annual Cash Incentive Bonus of Named Executive Officers

At the beginning of fiscal 2007, the Compensation Committee established a maximum annual cash incentive bonus level for each of our named executive officers. It also established performance evaluation criteria for our Chief Executive Officer and approved the performance evaluation criteria recommended by the Chief Executive Officer for the named executive officers other than himself. At the end of fiscal 2007, the Compensation Committee reviewed our actual performance relative to such performance evaluation criteria. For 2007, the Compensation Committee determined that the Company was not in a financial position to pay cash bonuses even though some performance evaluation criteria had been met. As such, no bonuses were paid for 2007.

2007 Grants of Long-Term Incentive Awards

The Compensation Committee believes long-term incentive awards provide an effective means of executive retention and an incentive to build stockholder value. Based on the performance of our common stock and the Compensation Committee’s review of competitive practices, our financial and research and development achievements and individual performance, the Compensation Committee determined awards in the form of options and restricted stock to certain named executive officers were reasonable. Under our Stock Incentive Plans, the Compensation Committee granted (1) 525,000 shares of restricted stock and 75,000 options to Mr. Terry.  The terms of these restricted stock grants are described below under “—Outstanding Equity Awards as of September 30, 2007.”

Determination of fiscal 2008 Annual Base Salary and Incentive Bonus Potential

During fiscal 2007, the Compensation Committee also considered whether adjustments should be made to the base salaries and incentive bonus potential for the named executive officers for fiscal 2008. The Compensation Committee adjusted each named executive officer’s base salary and incentive bonus potential based on individual performance, market conditions and the other factors discussed above. The following table sets forth the 2008 base salaries and incentive bonus potential (as a percentage of base salary) for the named executive officers.

Name	Title	Fiscal 2008 Base Salary	Maximum Fiscal 2008 Incentive Bonus Potential (as a % of Base Salary)
Jim B. Terry	President and Chief Executive Officer	$252,000	100%
J. Chris Boswell	Senior Vice President and Chief Financial Officer	231,000	80%
Thomas E. Hardisty	Senior Vice President of Business Development	189,000	80%
Gordon Tibbitts	Vice President of Technology	150,000	80%

Allocation of Compensation between Short and Long-Term Benefits and between Restricted Stock and Options

The Compensation Committee generally allocates the compensation program for our executive officers and key employees between equity-based and non-equity-based compensation in order to balance the policies of supporting long-term performance measures while rewarding yearly performance goals. In evaluating whether or not to make awards of equity-based long-term compensation during fiscal 2007, the Compensation Committee considered the amount of equity already held by our executive officers.  Because each of Messrs. Boswell, Hardisty and Tibbits were founders or executive officers of our company near the time it was founded, each of them already had significant equity ownership positions in our company as of September 30, 2006.  Mr. Terry, on the other hand, became an executive officer of our company in January 2006.  Therefore, the Compensation Committee exercised its discretion to make awards of equity-based long-term compensation only to Mr. Terry during fiscal 2007.  Stock options represent the opportunity to purchase shares of our stock at a fixed price at a future date.  Our long-term incentive plan requires that the per share exercise price of our options not be less than the fair market value of a share of our common stock  on the date of grant.  This means that our stock options have value for our executive officers only if our stock price appreciates from the date the options are granted and the executive officers remain employed by us through the vesting period.  This design focuses our executive officers on increasing the value of our common stock over the long-term, consistent with stockholders’ interests.  Restricted stock awards provide some value to an employee during periods of stock price volatility and may better achieve the goal of retaining and motivating employees when the current value of our stock is less than the exercise price of a stock option. Accordingly, we believe that a mix of option and restricted stock awards more completely align management’s interests with those of our company and our stockholders, while increasing our ability to retain key members of our management team.

Set forth below is the percentage of short-term to long-term benefits given to Messrs. Terry, Boswell, Hardisty and Tibbitts based on the fiscal 2007 Summary Compensation Table reflecting the determinations of the Compensation Committee described in the preceding paragraph.

Name	Short-Term Benefits(1)	Long-Term Benefits(2)	Total
Jim B. Terry	16%	84%	100.0%
J. Chris Boswell	97%	3%	100.0%
Thomas E. Hardisty	97%	3%	100.0%
Gordon Tibbitts	96%	4%	100.0%

(1)Short-Term Benefits include salary, bonus and insurance premiums paid.

(2)Long-Term Benefits include stock awards and safe-harbor amounts under the 401(k) Plan.

Tax Considerations

During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of a company’s five highest paid executive officers.  This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders.  The Compensation Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on us to date.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

The Compensation Committee

Ken R. LeSuer, Chairman	Hugh A. Menown	John D. Schiller, Jr.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of our named executive officers for fiscal year 2007.   Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Fiscal Year	Salary ($ )	Restricted Stock Awards ($ )	Option Awards ($ ) (1)	All Other Compensation ($ )	Total ($ )
Jim B. Terry	2007	238,707	1,161,250(2)	138,000	19,332(3)	1,557,289
President and Chief Executive Officer
J. Chris Boswell	2007	218,816	—	—	19,393(3)	238,209
Senior Vice President, Chief Financial Officer and Treasurer
Thomas E. Hardisty	2007	179,032	—	—	9,517(3)	188,549
Senior Vice President of Corporate Development and Secretary
Gordon Tibbitts	2007	143,462	—	—	7,323(3)	150,785
Vice President of Technology

(1)          Please see the discussion of the assumptions made in the valuation of this award in the financial statements and footnotes to the financial statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the SEC.  We adopted the fair value recognition provisions of SFAS No. 123(R) effective June 15, 2005.  Under the SFAS No. 123(R), we recorded compensation expense in our Audited Consolidated Financial Statements for the year ended September 30, 2007 with respect to the award included in this table.  See “Note 3

Summary of Significant Accounting Policies” in the financial statements of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for further discussion of the accounting treatment for these options.

(2)          Represents a combination of 500,000 shares of restricted stock valued at $2.18 per share, the average of the high and low prices of our common stock on the NASDAQ Capital Market on August 7, 2007, the day of the grant, and 25,000 shares of restricted stock valued at $2.85 per share, the average of the high and low prices of our common stock on the NASDAQ Capital Market on October 24, 2006.   On September 30, 2007, the restricted stock granted to Mr. Terry in fiscal 2007 had a value of $1,722,000 based on the closing price of our common stock of $3.28 per share on the NASDAQ Capital Market.   The restricted stock granted to Mr. Terry vests 33% on each anniversary of the date of grant for the shares granted on October 24, 2006.   The restricted stock grant of 500,000 shares vests upon satisfaction of specific performance goals set forth by the Compensation Committee.   See “Compensation Discussion and Analysis—Equity-based Incentive Awards” for the description of the specific performance targets.  We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change and we declared a dividend on our common stock.

(3)          Represents company matching contributions pursuant to our 401(k) plan and the dollar value of insurance premiums paid by our company with respect to term life insurance for the benefit of the named executive officer.

Grants of Plan Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of		All Other Option Awards: Number of Securities	Exercise or Base Price	Closing Market Price of Common	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)		Underlying Options (#)	of Option Awards (1)($ / Sh)	Stock Awards ($ / Sh)	Option Awards (2)($)
Jim B. Terry	10/24/06	—	—	—	—			2.85	2.88	138,000
	10/24/06	—	25,000	—	25,000	(3)	—	—		—
	8/7/2007		170,750	—	170,750	(4)	—	—		—
	8/7/2007		129,250	—	129,250	(4)	—	—	—
	8/7/2007		200,000		200,000	(4)	—	—	—
J. Chris Boswell	—	—		—	—			—	—	—
Thomas E. Hardisty	—		—	—			—		—	—
Gordon Tibbitts	—		—	—	—		—		—

(1)   Represents the average of the high and low market prices of our common stock on the NASDAQ Capital Market on the date of the grant, which is the calculation used to determine fair market value under our equity incentive plans.

(2)   We adopted the fair value recognition provisions of SFAS No. 123(R) effective June 15, 2005.  Accordingly, the grant date fair value for the award made in fiscal 2007 is calculated in accordance with SFAS 123(R).

(3)   Effective October 24, 2006, Mr. Terry received 25,000 shares of common stock, pursuant to the 2005 Stock Incentive Plan, vesting over three years, 33% on each anniversary of the grant date in each of 2007, 2008, and 2009.

(4)   Effective August 7, 2007, Mr. Terry received 170,750 shares, 129,250 shares and 200,000 shares of restricted stock.  See “Compensation Discussion and Analysis—Equity-based Incentive Awards” for the description of the specific performance targets.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to gain an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Employment Agreements

Employment Agreement of Jim B. Terry.    Mr. Terry entered into an employment agreement effective as of January 23, 2006.  This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period.  The agreement provides that Mr. Terry will serve as our Chief Executive Officer and President.  Under the terms of the agreement, Mr. Terry will receive an annual base salary of $240,000, which may be further increased at the sole discretion of the Compensation Committee.  We may decrease Mr. Terry’s base salary only with the prior written consent of Mr. Terry.  Mr. Terry is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee.  Mr. Terry will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  Finally, Mr. Terry will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Terry and his spouse and dependents in all benefits, plans and programs available to our executive employees.  We have also agreed to use reasonable efforts to obtain life insurance for Mr. Terry in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Terry’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Terry’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Terry indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Terry may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Terry desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Terry’s employment terminates upon expiration of the term of the employment agreement or if Mr. Terry’s employment is terminated by either Mr. Terry or our Company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Terry under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Terry’s employment with our Company which:

•                  does not result from an expiration of the term of the employment agreement;

•                  does not result from a resignation by Mr. Terry (except as otherwise provided below);

•                  does not result from a termination for cause of Mr. Terry;

•                  does not result from Mr. Terry’s death or disability; or

•                  results from a resignation by Mr. Terry on or before the date which is 60 days after the date upon which Mr. Terry receives notice of a change of duties (as defined in the agreement).

Mr. Terry’s employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated in connection with a Change in Control.  For a description of these payments, please read “—Potential Payments Upon Termination or Change in Control” below.

Additionally, if any of the payments or benefits described above are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Terry is entitled to receive a gross-up payment equal to the amount of excise tax imposed plus all taxes imposed on the gross-up payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Terry’s employment for any reason, Mr. Terry is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our Company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Terry may not solicit, among others, customers, suppliers and employees of our Company.

Employment Agreement of J. Chris Boswell.    Mr. Boswell entered into an employment agreement that was effective as of February 1, 2006.  This agreement, which replaced his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period.  The agreement provides that Mr. Boswell will serve as Chief Financial Officer and Senior Vice President.  Under the terms of the agreement, Mr. Boswell will receive an annual base salary of $220,000, which may be further increased at the sole discretion of the Compensation Committee.  We may decrease Mr. Boswell’s base salary only with the prior written consent of Mr. Boswell.  Mr. Boswell is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee.  Mr. Boswell will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  Finally, Mr. Boswell will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Boswell and his spouse and dependents in all benefits, plans and programs available to our executive employees.  We have also agreed to use reasonable efforts to obtain life insurance for Mr. Boswell in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Boswell’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Boswell’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Boswell indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Boswell may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Boswell desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Boswell’s employment terminates upon expiration of the term of the employment agreement or if Mr. Boswell’s employment is terminated by either Mr. Boswell or our Company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Boswell under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Boswell’s employment with our Company which:

•                  does not result from an expiration of the term of the employment agreement;

•                  does not result from a resignation by Mr. Boswell (except as otherwise provided below);

•                  does not result from a termination for cause of Mr. Boswell;

•                  does not result from Mr. Boswell’s death or disability; or

•                  results from a resignation by Mr. Boswell on or before the date which is 60 days after the date upon which Mr. Boswell receives notice of a change of duties (as defined in the agreement).

Mr. Boswell’s employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated in connection with a Change in Control.  For a description of these payments, please read “—Potential Payments Upon Termination or Change in Control” below.

Additionally, if any of the payments or benefits described above are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Boswell is entitled to receive a gross-up payment equal to the amount of excise tax imposed plus all taxes imposed on the gross-up payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Boswell’s employment for any reason, Mr. Boswell is prohibited from participating in the ownership, management, operation or control in any business that either (1) conducts a business similar to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) or (2) provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services related to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Boswell may not solicit, among others, customers, suppliers and employees of our Company.

Employment Agreement of Thomas E. Hardisty.    Mr. Hardisty entered into an employment agreement that was effective as of February 1, 2006.  This agreement, which replaced his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period.  The agreement provides that Mr. Hardisty will serve as a Senior Vice President.  Under the terms of the agreement, Mr. Hardisty will receive an annual base salary of $180,000, which may be further increased at the sole discretion of the Compensation Committee.  We may decrease Mr. Hardisty’s base salary only with the prior written consent of Mr. Hardisty.  Mr. Hardisty is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee.  Mr. Hardisty will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  Finally, Mr. Hardisty will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Hardisty and his spouse and dependents in all benefits, plans and programs available to our executive employees.  We have also agreed to use reasonable efforts to obtain life insurance for Mr. Hardisty in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Hardisty’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Hardisty’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Hardisty indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Hardisty may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Hardisty desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Hardisty’s employment terminates upon expiration of the term of the employment agreement or if Mr. Hardisty’s employment is terminated by either Mr. Hardisty or our Company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Hardisty under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Hardisty’s employment with our Company which:

•                  does not result from an expiration of the term of the employment agreement;

•                  does not result from a resignation by Mr. Hardisty (except as otherwise provided below);

•                  does not result from a termination for cause of Mr. Hardisty;

•                  does not result from Mr. Hardisty’s death or disability; or

•                  results from a resignation by Mr. Hardisty on or before the date which is 60 days after the date upon which Mr. Hardisty receives notice of a change of duties (as defined in the agreement).

Mr. Hardisty’s employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated in connection with a Change in Control.  For a description of these payments, please read “—Potential Payments Upon Termination or Change in Control” below.

Additionally, if any of the payments or benefits described above are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Hardisty is entitled to receive a gross-up payment equal to the amount of excise tax imposed plus all taxes imposed on the gross-up payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Hardisty’s employment for any reason, Mr. Hardisty is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our Company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Hardisty may not solicit, among others, customers, suppliers and employees of our Company.

Employment Agreement of Gordon Tibbitts.    Mr. Tibbitts entered into an employment agreement effective as of August 1, 2003.  The agreement has an initial term of one year and automatically renews each August 1st for an addition twelve month period.  The agreement provides that Mr. Tibbitts will serve as Vice President—Technology.  Mr. Tibbitts receives an annual base salary of $130,000 and is eligible to participate in benefits and insurance packages of the Company.  We also agreed to provide Mr. Tibbitts with the use of office and communication equipment normal for the operation of a satellite office in Salt Lake City, Utah.  Mr. Tibbitts will also be eligible to receive a bonus at such time and in such amount as determined by the Board of Directors of the Company.

During the term of the agreement, we may terminate Mr. Tibbitts’ employment at any time for cause, and Mr. Tibbitts may terminate the agreement for any reason upon written notice delivered no less than 15 days and no more than 60 days prior to the date of termination. The employment agreement with Mr. Tibbitts also contains customary nondisclosure and proprietary rights provisions.

Outstanding Equity Awards as of September 30, 2007

The following table provides information concerning unexercised options and restricted stock that have not vested for each named executive officer as of September 30, 2007:

	Options Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Unearned Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jim B. Terry	50,000	100,000	(6)	—	$6.73	1/23/2016	—		$—			$—
		75,000	(7)	—	2.85	10/24/2016	—		—			—
						—	100,000	(2)	328,000
	—	—				—	25,000	(3)	82,000	—
	—	—		—	—		—		—	129,250	(4)	423,940
	—	—		—	—				—	200,000	(4)	656,000
	—	—		—	—	—				170,750	(4)	560,060

J. Chris Boswell	640,000	120,000	(8)	—	0.12	4/8/2014	—					—
	106,667	53,333	(9)	—	4.90	5/20/2015	—		—
	—	—		—	—	—	10,000	(5)	32,800	—		—

Thomas E. Hardisty	525,000	75,000	(8)	—	0.12	4/8/2014			—	—		—
	106,667	53,333	(9)	—	4.90	5/20/2015			—	—		—
				—	—	—	10,000	(5)	32,800			—

Gordon Tibbitts	287,500	62,500	(8)		0.12	4/8/2014	—		—	—
	23,333	46,667	(10)	—	4.50	10/3/2015			—	—		—

(1)      Value based on the market value of our common stock on September 30, 2007 ($3.28).

(2)      Restricted stock award lapses 1/2 on each of January 23, 2008 and 2009.

(3)      Restricted stock award lapses 1/3 on each of October 23, 2007, 2008 and 2009.

(4)      Restricted stock award lapses on specific performance targets set by the Compensation Committee.  See “Compensation Discussion and Analysis-Equity-based Incentive Awards” for the description of the specific performance targets.

(5)      Restricted stock award lapses on May 20, 2008.

(6)  Option award vests in ½ increments on January 23, 2008 and 2009.

(7)  Option award vests in 1/3 increments on October 24, 2007, 2008, and 2009.

(8)  Option award vests on April 8, 2008.

(9)  Option award vests on May 20, 2008.

(10)  Option award vests in ½ increments on  October 3, 2007 and 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Jim B. Terry	—	$—	50,000	$172,000
J. Chris Boswell	—	—	10,000	27,400
Thomas E. Hardisty	—	—	10,000	27,400
Gordon Tibbitts	—	—	—	—

(1)             Value realized represents the difference of the fair market value of the shares at the time of exercise over the exercise price.

(2)             Value realized represents the fair market value of the shares at the vest date.

Potential Payments upon Termination or Change in Control

Severance Under Employment Agreement of Jim B. Terry.   Except as provided in the following sentence, in the event Mr. Terry’s employment is subject to an Involuntary Termination (as defined above), we shall pay to Mr. Terry a lump sum cash payment within 30 days of termination equal to two times his annual base salary in effect at the time of termination. If Mr. Terry’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Terry will be entitled to receive a lump sum cash payment within 30 days of termination equal to two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement). If Mr. Terry’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Terry and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any non-qualified deferred compensation plans granted to Mr. Terry. Finally, Mr. Terry and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” means:

•  a merger of our Company with another entity, a consolidation involving our Company or the sale of all or substantially all of our assets to another entity if, in any such case, (A) the holders of our equity securities immediately prior to such transaction do not beneficially own after such transaction 50% or more of the votes to elect directors generally in substantially the same proportions that they owned securities of our Company prior to such transaction, or (B) the persons who were members of our Board of Directors immediately prior to such transaction do not constitute at least a majority of the Board of Directors of the resulting entity after such transaction;

•  a dissolution or liquidation of our Company;

•  when any person or entity acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of our Company; or

•  as a result of or in connection with a contested election of directors, the persons who were members of our Board of Directors immediately before such election cease to constitute a majority of our Board of Directors.

In the event Mr. Terry is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code) and the payments and benefits that Mr. Terry has the right to receive would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), then the benefits provided under the agreement will be either (1) reduced to an amount so that no portion of such amounts and benefits received by Mr. Terry will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (2) paid in full, whichever produces the better net after-tax position to Mr. Terry.

In the event that any payment or distribution to Mr. Terry is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Terry in an amount such that after payment by Mr. Terry of all taxes (including such excise tax imposed on such additional payment), Mr. Terry will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment (the “Gross Up” payment).

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Terry, our President and Chief Executive Officer.

	Involuntary termination	Involuntary termination on change of control
Executive Benefits and Payments Upon Termination		Purchase price of $ 4 or more	Purchase price of less than $ 4
Compensation:
Cash payment	$504,000	$541,500	$541,500
Gross Up (1)	—	—	—
Vacation	19,385	19,385	19,385
Medical Benefits	31,414	31,414	31,414
Long-term incentives:
Stock Options: Unvested	574,000	574,000	574,000
Restricted Stock: Unvested	2,050,000	2,050,000	2,050,000
Total	$3,178,799	$3,216,299	$3,216,299

(1) As of  September 30, 2007, the amount of the termination benefit due under Mr. Terry’s employment contract would not trigger the excise tax imposed by Section 4999.

Severance Under Employment Agreement of J. Chris Boswell.   Except as provided in the following sentence, in the event Mr. Boswell’s employment is subject to an Involuntary Termination (as defined above), we shall pay to Mr. Boswell a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $600,000. If Mr. Boswell’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Boswell will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $600,000, which amount will be increased to $950,000 if Mr. Boswell is not provided with an opportunity to sell the shares of our common stock then held by Mr. Boswell at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Boswell’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Boswell and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any non-qualified deferred compensation plans granted to Mr. Boswell. Finally, Mr. Boswell and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Boswell is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Boswell in an amount such that after payment by Mr. Boswell of all taxes (including such excise tax imposed on such additional payment), Mr. Boswell will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Boswell, our Senior Vice President - Chief Financial Officer.

	Involuntary termination	Involuntary termination on change of control
Executive Benefits and Payments Upon Termination		Purchase price of $ 4 or more	Purchase price of less than $ 4
Compensation:
Cash payment	$600,000	$600,000	$950,000
Gross Up (1)	—	—	370,619
Vacation	17,769	17,769	17,769
Long-term incentives:
Stock Options: Unvested	568,532	568,532	568,532
Restricted Stock: Unvested	32,800	32,800	32,800
Total	$1,219,101	$1,219,101	$1,939,720

(1) As of  September 30, 2007, the amount of the termination benefit due under Mr. Boswell’s employment contract would only trigger the excise tax imposed by Section 4999 if the company were to be sold for less than $4 per share.

Severance Under Employment Agreement of Thomas E. Hardisty.   Except as provided in the following sentence, in the event Mr. Hardisty’s employment is subject to an Involuntary Termination (as defined above), we shall pay to Mr. Hardisty a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $450,000. If Mr. Hardisty’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Hardisty will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $450,000, which amount will be increased to $650,000 if Mr. Hardisty is not provided with an opportunity to sell the shares of our common stock then held by Mr. Hardisty at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If

Mr. Hardisty’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Hardisty and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any non-qualified deferred compensation plans granted to Mr. Hardisty. Finally, Mr. Hardisty and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Hardisty is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Hardisty in an amount such that after payment by Mr. Hardisty of all taxes (including such excise tax imposed on such additional payment), Mr. Hardisty will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Hardisty, our Senior Vice President of Business Development and Secretary.

	Involuntary termination	Involuntary termination on change of control
Executive Benefits and Payments Upon Termination		Purchase price of $ 4 or more	Purchase price of less than $ 4
Compensation:
Cash payment	$450,000	$450,000	$650,000
Gross Up (1)	—	—	237,629
Vacation	14,538	14,538	14,538
Long-term incentives:
Stock Options: Unvested	420,932	420,932	420,932
Restricted Stock: Unvested	32,800	32,800	32,800
Total	$918,270	$918,270	$1,355,899

(1) As of  September 30, 2007, the amount of the termination benefit due under Mr. Hardisty’s employment contract would only trigger the excise tax imposed by Section 4999 if the company were to be sold for less than $4 per share.

Severance Under Employment Agreement of Gordon Tibbitts.     If  Mr. Tibbits is involuntarily terminated, he will be entitled to receive a payment equal to one month of his base salary as well as any vacation unused at that time and all stock options and restricted stock not then vested or exercisable, as the case may be, shall immediately vest and become fully exercisable.

The following table describes the potential payments upon termination or a change in control of the Company for Mr. Tibbitts, our Vice President of Technology.

	Involuntary termination	Involuntary termination on change of control
Executive Benefits and Payments Upon Termination		Purchase price of $ 4 or more	Purchase price of less than $ 4
Compensation:
Cash payment	$12,500	$12,500	$12,500
Gross Up (1)	—	—	—
Vacation	11,538	11,538	11,538
Long-term incentives:
Stock Options: Unvested	358,068	358,068	358,068
Restricted Stock: Unvested	—	—	—
Total	$382,106	$382,106	$382,106

(1) As of  September 30, 2007, the amount of the termination benefit due under Mr. Tibbitts’ employment contract would not trigger the excise tax imposed by Section 4999.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by our non-employee directors for the year ended September 30, 2007:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Len R. LeSuer	$41,250	$39,300	$74,100	—	—	$198,450
John D. Schiller, Jr.	28,500	19,650	37,050	—	—	107,100
Michael Mathews	41,500	19,650	37,050	—	—	120,100
Hugh A. Menown	38,500	19,650	37,050	—	—	117,100
Steve Weyel(3)	23,625	19,650	37,050			102,225

(1)          Based on the the average of the high and low market prices of our common stock on the NASDAQ Capital Market on the date of the grant.

(2)  Based on the fair value computed in accordance with FAS 123(R)

(3)          Steve Weyel resigned in August 2007.

Certain of our directors, who are also officers, do not receive any compensation for their services as members of our Board of Directors.  We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

Our Board of Directors adopted our current Board Compensation Package effective as of June 1, 2005.  Under the Board Compensation Package, our non-employee directors will receive an annual retainer of $20,000 and $1,500 for each formal Board meeting attended.  In addition, each non-employee director who is also a committee member will receive an annual committee retainer fee of $2,500 and $750 for each formal committee meeting attended.  Each non-employee director who is also a committee chair will receive an additional annual retainer of $2,500.  The Board Compensation Package also provides for annual equity compensation for each non-employee director consisting of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock.  In addition, any new non-employee directors will be granted an option for 25,000 shares of our common stock as a one time award upon joining the Board of Directors.  In addition to receiving the compensation described above as a director, the Chairman of the Board will receive an annual retainer of $2,500, as well as an annual award of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock.  All option awards will be non-qualified stock options and, together with all awards of restricted stock, will be issued pursuant to our equity compensation plans in effect at the time of the award and will be exercisable for a ten-year period from the date of grant of the award.  The restricted stock and option awards will vest in 50% installments on each anniversary of the date of grant of the award.

Report of the Audit Committee

The following is the report of the Audit Committee for the year ended September 30, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

As of September 30, 2007, the Audit Committee was comprised of two directors and is currently comprised of three directors, each of whom has been determined to be independent in accordance with the requirements of the rules and regulations of the Commission promulgated under the Securities Exchange Act of 1934 and the NASDAQ listing standards.

Management is responsible for the Company’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and internal audit function. The Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter which can be found on our website at www.particledrilling.com.

The Audit Committee has reviewed and discussed with our management and UHY, LLP, our independent auditors, the audited financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2007.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from UHY, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with UHY, LLP such independent auditors’ independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year September 30, 2007 filed with the Commission.

This report is submitted on behalf of the Audit Committee.

Hugh A. Menown, Chairman
Michael S. Mathews
Byron Dunn

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Three)

We intend to engage UHY, LLP to audit our financial statements for fiscal year 2008. UHY, LLP audited our financial statements for fiscal year 2007 and the decision to retain UHY, LLP has been approved by the Audit Committee, under the authority granted to it by the Board of Directors.

A representative of UHY, LLP is expected to attend the 2008 Stockholders’ Meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On June 1, 2006, the partners of Mann Frankfort announced that they were joining UHY, LLP, a New York limited liability partnership.  UHY, LLP is the independent registered public accounting firm with which Mann Frankfort has an affiliation.  UHY, LLP is a legal entity that is separate from Mann Frankfort.

On August 3, 2006, Mann Frankfort notified the Company that it has ceased to provide audit services to the Company, and accordingly, resigned as the independent registered public accountants of the Company on that date.  None of the reports of Mann Frankfort on the Company’s financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and Mann Frankfort on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mann Frankfort, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

On August 3, 2006, the Company engaged UHY, LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending September 30, 2006 and the interim periods prior to such year-end.  The decision to change principal accountants was approved by the audit committee of the Board of Directors of the Company.  During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with UHY, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the limited liability partnership of UHY, LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  Further, during the Company’s two most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY, LLP on any matter that was the subject of a disagreement or a reportable event.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, audit of internal control over financial reporting, issuance of consents and the reviews of financial statements included in our quarterly reports on Form 10-K for the fiscal years ended September 30, 2007 and 2006 were $98,897 and $122,694, respectively. Our Audit Committee pre-approved all fees for professional services for the audit of our consolidated financial statements for the fiscal year ended September 30, 2007.

Audit-Related Fees

There were no audit-related services provided by our independent registered public accounting firm for the fiscal years ended September 30, 2007 and 2006.

Tax Fees

There were no tax services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2007 and 2006.

All Other Fees

There were no other services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2007 and 2006.

The Audit Committee is responsible for approving in advance any audit services and all permitted audit-related services, tax services, and other non-audit services to be performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Audit Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Audit Committee unless the Audit Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Vote Required

Approval of this proposal requires that more votes be cast “FOR” the proposal than votes cast “AGAINST” the proposal. As a result, abstentions and broker non-votes will have no effect on this proposal as they do not count as votes cast for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF UHY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

GENERAL INFORMATION

2009 Annual Meeting of Stockholders

Any proposals of stockholders that are intended for inclusion in our Proxy Statement for our 2009 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than October 6, 2008.  If the date of the 2009 Annual Meeting of Stockholders is changed by more than 30 days from March 5, 2009, then the deadline for receipt of such proposals for inclusion in our Proxy Statement is a reasonable time before we print and mail our Proxy Statement.  Stockholder proposals for inclusion in our Proxy Statement for our 2009 Annual Meeting of Stockholders must be in writing and delivered to Particle Drilling Technologies, Inc., 5611 Baird Court, Houston, Texas 77041, Attention: Corporate Secretary.

In order for a stockholder to properly bring any proposal before the stockholders for consideration at our 2009 Annual Meeting of Stockholders that is not included in the Proxy Statement for such meeting, such stockholder must deliver a written notice to the Secretary of the Company setting forth: (1) the name and address of the stockholder who intends to bring the proposal before the meeting, (2) the general nature of the proposal that the stockholder seeks to bring before the meeting and (3) a representation that the stockholder is a holder of record of our common stock and intends to appear in person or by proxy at the meeting to bring the proposal specified in the notice before the meeting.  If the 2009 Annual Meeting of Stockholders is held within 30 days before or after March 5, 2009, such written notice must be delivered no earlier than December 6, 2008 and no later than January 5, 2009.  If the 2009 Annual Meeting of Stockholder is not held within 30 days before or after March 5, 2009, such written notice must be delivered no later than the close of business on the tenth day following the day on which notice of the date of the 2009 Annual Meeting of Stockholders is mailed or publicly disclosed, whichever occurs first.  Notice of stockholder proposals must be delivered to Particle Drilling Technologies, Inc., 5611 Baird Court, Houston, Texas 77041, Attention: Corporate Secretary.

Annual Reports

We have mailed our annual report to stockholders covering the fiscal year ended September 30, 2007 to each stockholder entitled to vote at the annual meeting.

Our audited consolidated financial statements, management’s discussion and analysis of financial condition  and results of operations, certain supplementary financial information and quantitative and qualitative disclosures about market risk are incorporated herein by reference to Items 7, 7A and 8 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Exhibit A

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PARTICLE DRILLING TECHNOLOGIES, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article IV Section 1 has been amended to include the following provisions as a new subsection b.:

b.   Ten Million (10,000,000) shares of Preferred Stock, par value $.001 per shares (the “Blank Check Preferred Stock”). The Blank Check Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors.  The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Blank Check Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Blank Check Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):	X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78.385 Amend 2007
This form must be accompanied by appropriate fees.	Revised on: 01/01/07

PARTICLE DRILLING TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jim B. Terry, J. Chris Boswell, Thomas E. Hardisty, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments thereof) of Particle Drilling Technologies Inc. to be held on Wednesday, March 5, 2008 at 10:00 a.m., Houston time, at the offices of Particle Drilling Technologies, Inc., 5611 Baird Court, Houston, Texas 77041.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE AUTHORIZATION OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK, “FOR” ALL OF THE BOARD OF DIRECTORS NOMINEES AND “FOR” RATIFICATION OF UHY, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please mark	☐
here for
address
change or
comments

1.	Authorization of amendment to the Articles of Incorporation to authorize preferred stock

		For	Against	Abstain

		☐	☐	☐

2.	Election of Directors

		For	Withhold

01	Kenneth R. LeSuer	☐	☐
02	Jim B. Terry	☐	☐
03	John D. Schiller	☐	☐
04	Michael S. Mathews	☐	☐
05	Hugh A. Menown	☐	☐
06	Byron Dunn	☐	☐

3.	Ratification of Reappointment of UHY, LLP

		For	Against	Abstain

		☐	☐	☐

Signature

Signature

Date

Please sign exactly as name appears on stock certificate(s).  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.